         As filed with the Securities and Exchange Commission
                        on August 15, 1997

                                 Registration No. 333-___________
_________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                   ___________________________________
                               FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                  ____________________________________

                        WSFS FINANCIAL CORPORATION
                  _____________________________________
        (Exact name of registrant as specified in its charter)

       Delaware                            22-2866913
  _______________________               __________________
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

                          838 Market Street
                      Wilmington, Delaware 19899
                             (302) 792-6000
                 ____________________________________

              (Address of Principal Executive Office)

                      WSFS Financial Corporation
                  401(k) Savings & Retirement Plan
                      ____________________________

                        (Full title of the plan)

                                                 with copies to:

                                       James C. Stewart, Esquire
 Marvin N. Schoenhals, President       Daniel L. Hogans, Esquire
 WSFS Financial Corporation            Housley Kantarian and
 838 Market Street                       Bronstein, P.C.
 Wilmington, Delaware 19889            1220 19th Street, N.W.
                                       Suite 700
                                       Washington, D.C.  20036
                  ___________________________

            (Name and address of agent for service)

                           (302) 571-7090
                  _____________________________
  (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
==============================================================================
Title of                            Proposed Maximum  Proposed Maximum    Amount of
Securities to       Amount to be    Offering Price   Aggregate Offering Registration
be registered(1)    registered(2)     Per Share(3)       Price(4)            Fee
------------------------------------------------------------------------------------
Common Stock, $.01
par value per share     450,000         $14.25           $6,412,500       $1,943.18
====================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests available pursuant to the WSFS Financial Corporation 401(k) Savings & Retirement Plan (the "Plan") as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employee contributions to the Plan are used to purchase shares of Common Stock of WSFS Financial Corporation in the offering of shares of Common Stock of WSFS Financial Corporation, together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the Common Stock of WSFS Financial Corporation.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on the average of the high and low selling price of $14.25 per share for the Common Stock of WSFS Financial Corporation on August 11, 1997.
(4)      Estimated based on (2) and (3) above.

    THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH SECTION
8(A) OF THE SECURITIES ACT OF 1933.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
_______

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
_______  INFORMATION*

    *This Registration Statement relates to the registration of 450,000 shares of Common Stock, $.01 par value per share, of WSFS Financial Corporation (the "Company") reserved for issuance and delivery under the WSFS Financial Corporation 401(k) Savings & Retirement Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                           PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
_______

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

    The following documents are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 28, 1997 (Commission File No. 0-16668).

    (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1996, as filed with the Commission on July 3, 1997 (Commission File No. 0-16668).

    (c) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission on May
14, 1997 (Commission File No. 0-16668).

    (d) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997 as filed with the Commission on August 13, 1997 (Commission File No. 0-16668).

    (e) The description of the Company's securities contained in its Registration Statement on Form 8-A as filed with the Commission on July 7, 1989 (Commission File No. 0-16668).

    ALL DOCUMENTS FILED BY THE COMPANY AND THE PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK") SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
_______

    Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
_______

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY
_______

    The Company's Certificate of Incorporation provides for indemnification of officers and directors of the Company to the extent permissible under Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL authorizes a corporation's board of directors to grant indemnity to directors and officers of the corporation, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorney's fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorney's fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

    Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made
(i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

    Section 145 of the DGCL also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
_______

    Not applicable.

ITEM 8.  EXHIBITS
_______

    The exhibit schedules filed as a part of this registration statement are as follows:

   4.1    WSFS Financial Corporation 401(k) Savings & Retirement
           Plan (the "Plan")

   4.2    Summary Plan Description of the Plan

   5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

   5.2    Favorable Determination Letter from the Internal
           Revenue Service dated May 3, 1995, regarding the tax-qualification of the Plan documents

  23.1    Consent of Housley Kantarian & Bronstein, P.C.
          (appears in their opinion filed as Exhibit 5.1)

  23.2     Consent of Independent Certified Public Accountants

    24 Power of Attorney (contained in the signature page to this Registration Statement)



ITEM 9.  UNDERTAKINGS
_______

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

              (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on July 24, 1997.

                      WSFS FINANCIAL CORPORATION


                   By:  /s/ Marvin N. Schoenhals
                        _________________________________________
                        Marvin N. Schoenhals, President and Chief
                        Executive Officer
                        (Duly Authorized Representative)


                         POWER OF ATTORNEY

     We, the undersigned Directors of WSFS Financial Corporation, hereby severally constitute and appoint Marvin N. Schoenhals, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Marvin N. Schoenhals may deem necessary or advisable to enable WSFS Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of WSFS Financial Corporation common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Marvin N. Schoenhals shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures                   Title                          Date
----------                    -----                        -----

/s/ Marvin N. Schoenhals  Chairman, President,      July 24, 1997
_______________________   Chief Executive Officer
Marvin N. Schoenhals      (Chief Executive Officer)


/s/ R. William Abbott     Executive Vice President  July 24, 1997
________________________  and Chief Financial
R. William Abbott         Officer (Chief Financial
                          and Accounting Officer)

/s/ Charles G. Cheleden   Vice Chairman and         July 24, 1997
________________________  Director
Charles G. Cheleden

/s/ Joseph R. Julian      Director                  July 24, 1997
________________________
Joseph R. Julian

/s/ David E. Hollowell    Director                  July 24,1997
________________________
David E. Hollowell

/s/ Thomas P. Preston     Director                  July 24, 1997
_______________________
Thomas P. Preston

/s/ Michele M. Rollins    Director                  July 24, 1997
________________________
Michele M. Rollins

SIGNATURES
Page 2

Signatures                   Title                          Date
----------                    -----                        -----
/s/ Clairbourne D. Smith  Director                  July 24, 1997
_______________________
Clairbourne D. Smith


/s/ R. Ted Weschler       Director                  July 24, 1997
_______________________
R. Ted Weschler


/s/ Dale E. Wolf          Director                  July 24, 1997
_______________________
Dale E. Wolf

     Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee of the WSFS Financial Corporation 401(k) Savings & Retirement Plan has duly caused this registration statement to be signed in the City of San Francisco, State of California, on July 28, 1997.




                          Charles Schwab Trust Co., As Trustee of
                          the Common Stock Fund under the WSFS
                          Financial Corporation 401(k) Savings &
                          Retirement Plan.




                          By: /s/ Rui M. Matos
                              ---------------------------